UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 14, 2008

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OPTIONS MEDIA GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

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Nevada	333-147245	26-0444290
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

240 Old Federal Highway, Suite 100, Hallandale, Florida 33009

(Address of Principal Executive Office) (Zip Code)

(954) 620-0242

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

Item 2.03.

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 14, 2008, Options Media Group Holdings, Inc. (the “Company”) and GRQ Consultants, Inc. 401K (the “Holder”) entered into an agreement to amend its 7% senior secured promissory note of $900,000 (the “Note”) to extend the maturity date from September 18, 2008 to July 31, 2009.  Because the Holder is a shareholder of the Company, the Holder was willing to accommodate the Company and provide more time to pay the Note.

Previously, on July 18, 2008, the Holder lent the Company $900,000.  The funds were used, together with working capital, to pre-pay a $1,000,000 secured promissory note (the “Previous Note”) issued to Customer Acquisition Network Holdings, Inc. (“CAN”) in accordance with the June 23, 2008 Merger Agreement as previously reported on June 25, 2008.  The Previous Note granted CAN a first senior interest in all of the Company’s personal property and assets.  The Holder now has a senior security interest to secure payment of the Note.

Item 3.02.

Unregistered Sales of Equity Securities.

We have sold securities without registration under the Securities Act of 1933 in reliance upon the exemption provided in Section 4(2) and Rule 506 thereunder as described below. Unless stated, all securities are shares of common stock.

Name or Class of Investor	Date Issued	No. of Securities	Reason for Issuance
The Holder	July 18, 2008	$900,000 7% senior secured promissory note	To pay outstanding debt on Previous Note
Investors	August 8, 2008 through August 14, 2008	1,800,000 shares of common stock and 900,000 warrants exercisable at $0.50 per share	Private placement investors receiving one share of common stock and a three-year warrant to purchase one-half of a share of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Options Media Group Holdings, Inc.

By:	/s/ Scott Frohman
Scott Frohman Chief Executive Officer

Date:  August 20, 2008